UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 20, 2008 Paul S. Intlekofer resigned as a director and officer of Nutrition 21, Inc. (the “Company”).

The Board elected Gerard Butler and Michael A. Fink as interim Co-CEOs of the Company effective March 21, 2008.

Mr. Butler and Mr. Fink each entered into a six-month Consulting Agreement with the Company that among other things provides for a consulting fee to each of $15,000 per month and the grant to each of a five-year stock option to purchase 250,000 shares of common stock at $0.41 per share.

Mr. Butler was Chief Sales Officer of Prestige Brands Inc. (“Prestige Brands”) from 2001until his retirement in March 2007. Since his retirement he has been serving as a consultant to Prestige Brands. He is 58 years old. Mr. Fink was Senior Vice President Marketing of Prestige Brands, Inc. from 2002 until his retirement in June 2007. Since his retirement he has been serving as a consultant to Prestige Brands. He is 63 years old. Prestige Brands is engaged in the marketing, sales and distribution of branded consumer products in the over-the-counter drug, household cleaning and personal care categories.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS	Description
10.1	Consulting Agreement with Gerard Butler
10.2	Consulting Agreement with Michael A. Fink
10.3	Form of Option Grant Letter
99.1	Press Release issued March 21, 2008 announcing the resignation of Paul S. Intlekofer and the appointment of Gerard Butler and Michael Fink as interim Co-CEOs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: March 26, 2008	By:	/s/ Gerard Butler
Gerard Butler Co-Chief Executive Officer

By:	/s/ Michael Fink
Michael Fink Co-Chief Executive Officer

Index to Exhibits

(d) EXHIBITS	Description
10.1	Consulting Agreement with Gerard Butler
10.2	Consulting Agreement with Michael A. Fink
10.3	Form of Option Grant Letter
99.1	Press Release issued March 21, 2008 announcing the resignation of Paul S. Intlekofer and the appointment of Gerard Butler and Michael Fink as interim Co-CEOs